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                                                                   Exhibit 23(a)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-19339, 33-26786, 33-38753 and 33-54626) pertaining to the
Incentive and Non-Qualified Stock Option Plans and the Employee Stock Purchase Plan of Sensormatic Electronics Corporation of our report dated August 8, 1994, with respect to the consolidated financial statements and schedules of Sensormatic Electronics Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 1994.


                                                               ERNST & YOUNG LLP


West Palm Beach, Florida
September 8, 1994